Exhibit 10.3

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of September 12, 2002, between MCC IOWA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Iowa”); MCC ILLINOIS LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Illinois”); MCC GEORGIA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Georgia”); and MCC MISSOURI LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Missouri”, and, together with MCC Iowa, MCC Illinois and MCC Georgia, the “Borrowers”), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent.

The Borrowers, certain Lenders and the Administrative Agent are parties to a Credit Agreement dated as of July 18, 2001 (the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrowers in an aggregate principal or face amount of $1,400,000,000 (which may, in the circumstances provided therein, be increased to $1,900,000,000).

The Borrowers have requested that the Administrative Agent consent to certain waivers and amendments to the Credit Agreement. The Administrative Agent, pursuant to authority granted by, and having obtained all necessary consents of, the Majority Lenders (as defined in the Credit Agreement), has agreed to such amendments and waivers and, accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.    Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendment.    Subject to the execution and delivery by the Borrowers and the Administrative Agent (having received the consent of the Majority Lenders) on or prior to September 12, 2002, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.  Financial Statements.    Section 8.01(b) of the Credit Agreement shall be amended to read in entirety as follows:

“(b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, combined statements of income, retained earnings and cash flows of the Borrowers and their Subsidiaries for such fiscal year and the related combined balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding combined figures for the preceding fiscal year and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said combined financial statements fairly present in all material respects the combined financial condition and results of operations of the Borrowers and their Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;”

Section 3.  Waiver.    The Administrative Agent hereby waives the requirements of Section 8.01(b) of the Credit Agreement insofar as requiring delivery of a statement of independent recognized public accountants of national standing to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with the covenants specified in said Section 8.01(b), insofar as such covenant compliance relates to accounting matters.

Section 4.  Miscellaneous.    Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

MCC GEORGIA LLC MCC ILLINOIS LLC MCC IOWA LLC MCC MISSOURI LLC

By MEDIACOM BROADBAND LLC, a Member By MEDIACOM COMMUNICATIONS CORPORATION, a Member

By:	/s/ Mark E. Stephan
Mark E. Stephan
Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), individually and as Administrative Agent

By:	/s/ Constance M. Coleman
Constance M. Coleman
Vice President

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